Exhibit 8(b)(1)

                              FEE WAIVER AGREEMENT

      THIS FEE WAIVER AGREEMENT, dated as of September 29, 2006, is entered into by and among BlackRock Advisors, LLC ("BlackRock Advisors") acting in its capacity as the adviser of Master S&P 500 Index Series, Master Small Cap Index Series, and Master Aggregate Bond Index Series, each a series (each, a "Portfolio") of Quantitative Master Series Trust (the "Trust"), and as the administrator of BlackRock S&P 500 Index Fund, BlackRock Small Cap Index Fund, and BlackRock Aggregate Bond Index Fund, each a series (each, a "Fund") of BlackRock Index Funds, Inc. (the "Corporation"), the Trust, on behalf of each Portfolio and the Corporation, on behalf of each Fund.

      WHEREAS, each Fund invests all of its assets in the corresponding
Portfolio;

      WHEREAS, the Board of Directors of the Corporation, the Board of Trustees of the Trust, and BlackRock Advisors have agreed that BlackRock Advisors will waive all or a portion of its fees to the extent necessary to ensure that the combination of the advisory fees paid by a Portfolio and the administration fees paid by the corresponding Fund do not exceed specified amounts; and

      WHEREAS, BlackRock Advisors understands and intends that each Fund will rely on this Agreement in preparing a registration statement on Form N-1A and in accruing Fund expenses for purposes of calculating net asset value and for other purposes, and expressly permit each Fund to do so; and

      WHEREAS, shareholders of each Fund will benefit from the ongoing waivers by incurring lower Fund operating expenses than they would absent such waivers.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BlackRock Advisors agrees to waive fees of each Fund and/or its corresponding Portfolio to the extent necessary to limit the aggregate administrative and management fees charged to each Fund and its corresponding Portfolio to: (i) 0.25% for the BlackRock S&P 500 Index Fund;
(ii) 0.30% for the BlackRock Small Cap Index Fund; and (iii) 0.20% for the BlackRock Aggregate Bond Index Fund. The relative amounts of the waiver of fees by BlackRock Advisors will be determined by BlackRock Advisors in its discretion, so long as the aggregate administrative and management fees charged to a Fund do not exceed the amounts stated above. This contractual waiver shall be effective for each Fund's current fiscal year and for fiscal years thereafter unless the Board of Directors of the Corporation, Board of Trustees of the Trust, and BlackRock Advisors agree otherwise not less than 30 days prior to the end of the then current fiscal year.

      IN WITNESS WHEREOF, BlackRock Advisors, the Trust on behalf of Master S&P 500 Index Series, Master Small Cap Index Series, and Master Aggregate Bond Index Series, and the Corporation, on behalf of BlackRock S&P 500 Index Fund, BlackRock Small Cap Index Fund, and BlackRock Aggregate Bond Index Fund, have agreed to this Fee Waiver Agreement as of the day and year first above written.







                                        QUANTITATIVE MASTER SERIES TRUST

                                        By:
                                            --------------------------------
                                        Name:   Donald C. Burke
                                        Title:  Vice President & Treasurer

                                        BLACKROCK INDEX FUNDS, INC.

                                        By:
                                            --------------------------------
                                        Name:   Donald C. Burke
                                        Title:  Vice President & Treasurer

                                        BLACKROCK ADVISORS, LLC

                                        By:
                                            --------------------------------
                                        Name:   Donald C. Burke
                                        Title:  Managing Director


                                     - 2 -